Exhibit 99.1

EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Report of Independent Registered Public Accounting Firm

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
National Health Investors, Inc.
Murfreesboro, Tennessee

The audits referred to in our report dated February 17, 2016 relating to the consolidated financial statements of National Health Investors, Inc., which is contained in Item 8 of this Form 10-K, also included the audit of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

Nashville, Tennessee
February 17, 2016

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014, AND 2013
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2015
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2014
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2013
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down. In 2015, we received $491,000 as a secured creditor in the final settlement of a bankruptcy proceeding and recorded a recovery of a previous write-down. For 2013, net losses were $1,976,000, consisting of a $4,037,000 note impairment and a $2,061,000 recovery and there was no provision for losses during the year.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,477	$—	$70	$4,477	$4,547	$3,273	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,408	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	2,391	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	1,792	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	1,190	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	9,443	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	6,740	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	447	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	6,762	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	6,982	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	1,673	2/1/2010
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	1,953	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	267	8/30/2013
Holyoke, MA	—	110	943	—	110	943	1,053	61	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	43	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	367	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	3,108	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,599	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	4,055	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	5,139	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	3,892	10/17/1991
Manchester, NH (2 facilities)	—	790	20,077	—	790	20,077	20,867	1,213	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	141	8/30/2013
Albany, OR	—	190	10,415	—	190	10,415	10,605	556	3/31/2014
Creswell, OR	—	470	8,946	—	470	8,946	9,416	480	3/31/2014
Forest Grove, OR	—	540	11,848	—	540	11,848	12,388	607	3/31/2014
Anderson, SC	—	308	4,643	—	308	4,643	4,951	4,099	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	2,990	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,759	10/17/1991
Orangeburg, SC	—	300	3,714	—	300	3,714	4,014	740	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,322	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	2,098	10/17/1991

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total		Depreciation	Constructed
Dickson, TN	—	90	3,541	—	90	3,541	3,631		2,860	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177		986	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200		2,765	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003		1,825	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040		942	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691		2,887	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867		1,589	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974		3,187	10/17/1991
Lawrenceburg, TN	—	98	2,900	—	98	2,900	2,998		2,168	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714		2,752	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851		3,022	10/18/1991
Somerville, TN	—	26	677	—	26	677	703		653	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682		1,353	10/20/1991
Canton, TX	—	420	12,330	—	420	12,330	12,750		1,091	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010		1,326	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011		1,335	10/31/2011
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748		1,855	10/31/2011
Houston, TX (4 facilities)	—	3,458	57,061	—	3,458	57,061	60,519		9,462	Various
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375		1,546	6/11/2012
Paris, TX	—	60	12,040	—	60	12,040	12,100		2,383	6/30/2009
San Antonio, TX	—	300	12,150	—	300	12,150	12,450		2,610	6/30/2009
Bristol, VA	—	176	2,511	—	176	2,511	2,687		2,042	10/17/1991
	—	24,688	399,894	—	24,688	399,894	424,582	424,582	133,917

Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330	12,000		738	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221	3,672		1,358	12/31/1998
Glendale, AZ	—	387	3,823	58	387	3,881	4,268		1,645	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846	7,765		2,879	12/31/1998
Sacramento, CA	—	660	10,840	—	660	10,840	11,500		490	6/1/2014
Bartow, FL	—	225	3,192	—	225	3,192	3,417		493	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167	3,417		491	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428	7,115		2,963	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117	3,424		483	11/30/2010

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period				Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Constructed
Greensboro, GA	—	572	4,849	731	572	5,580	6,152	580	9/15/2011
Ames, IA	3,193	360	4,670	—	360	4,670	5,030	335	6/28/2013
Burlington, IA	3,901	200	8,374	—	200	8,374	8,574	602	6/28/2013
Cedar Falls, IA	4,013	260	4,700	30	260	4,730	4,990	343	6/28/2013
Clinton, IA	2,777	133	3,215	60	133	3,275	3,408	477	6/30/2010
Ft. Dodge, IA	4,008	100	7,208	—	100	7,208	7,308	506	6/28/2013
Iowa City, IA	2,521	297	2,725	33	297	2,758	3,055	464	6/30/2010
Marshalltown, IA	5,714	240	6,208	—	240	6,208	6,448	443	6/28/2013
Muscatine, IA	—	140	1,802	—	140	1,802	1,942	146	6/28/2013
Urbandale, IA	8,113	540	4,292	—	540	4,292	4,832	324	6/28/2013
Caldwell, ID	—	320	9,353	—	320	9,353	9,673	493	3/31/2014
Weiser, ID	—	20	2,433	—	20	2,433	2,453	191	12/21/2012
Aurora, IL	—	1,196	682	—	1,196	682	1,878	—	Under Construction
Bourbonnais, IL	7,974	170	16,594	15	170	16,609	16,779	1,157	6/28/2013
Moline, IL	3,896	250	5,630	—	250	5,630	5,880	407	6/28/2013
Peoria, IL	4,199	403	4,532	248	403	4,780	5,183	765	10/19/2009
Quincy, IL	6,055	360	12,403	—	360	12,403	12,763	864	6/28/2013
Rockford, IL	6,412	390	12,575	—	390	12,575	12,965	902	6/28/2013
Springfield, IL	15,386	450	19,355	—	450	19,355	19,805	1,346	6/28/2013
Tinley Park, IL	—	1,618	5,172	—	1,618	5,172	6,790	—	Under Construction
Carmel, IN	—	574	7,336	353	574	7,689	8,263	294	11/12/2014
Crawfordsville, IN	2,559	300	3,134	—	300	3,134	3,434	230	6/28/2013
Crown Point, IN	—	791	7,020	227	791	7,247	8,038	546	10/30/2013
Greenwood, IN	—	463	6,810	245	463	7,055	7,518	535	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583	5,129	674	6/30/2010
Wabash, IN	—	320	2,242	—	320	2,242	2,562	184	6/28/2013
Mission, KS	—	1,901	17,310	561	1,901	17,871	19,772	1,979	9/30/2012
Overland Park, KS	—	2,199	20,026	—	2,199	20,026	22,225	2,289	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456	2,781	369	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344	3,844	528	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698	1,978	253	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627	6,397	794	4/30/2011
Baltimore, MD	—	860	8,078	533	860	8,611	9,471	485	10/31/2013
Battle Creek, MI	3,066	398	3,093	197	398	3,290	3,688	530	10/19/2009

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total		Depreciation	Constructed
Lansing, MI	6,651	340	7,908	174	340	8,082	8,422		1,338	10/19/2009
Midland, MI	5,794	504	6,612	162	504	6,774	7,278		1,070	10/19/2009
Saginaw, MI	3,814	248	4,212	162	248	4,374	4,622		706	10/19/2009
Champlin, MN	—	980	4,430	—	980	4,430	5,410		775	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800	4,200		648	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510	8,210		1,130	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985	3,580		564	3/10/2010
Charlotte, NC	—	650	17,896	—	650	17,896	18,546		244	7/1/2015
Grand Island, NE	4,463	370	5,029	219	370	5,248	5,618		373	6/28/2013
Lincoln, NE	8,418	380	10,904	—	380	10,904	11,284		753	6/28/2013
Omaha, NE	2,455	480	7,039	—	480	7,039	7,519		493	6/28/2013
Lancaster, OH	—	530	20,530	—	530	20,530	21,060		264	7/31/2015
Marysville, OH	—	1,250	13,950	—	1,250	13,950	15,200		1,059	7/1/2013
Middletown, OH	9,311	940	15,548	—	940	15,548	16,488		528	10/31/2014
Milwaukie, OR	—	370	5,283	33	370	5,316	5,686		176	9/30/2014
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128	6,556		485	12/21/2012
Portland, OR	—	500	6,272	—	500	6,272	6,772		62	8/31/2015
Conway, SC	—	344	2,877	94	344	2,971	3,315		1,253	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338	2,664		989	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634	2,988		1,111	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273	2,464		941	3/31/1999
Fredericksburg, VA	—	1,615	3,110	—	1,615	3,110	4,725		—	Under Construction
Midlothian, VA	—	1,646	2,229	—	1,646	2,229	3,875		—	Under Construction
Beaver Dam, WI	—	210	20,149	—	210	20,149	20,359		1,743	12/21/2012
	124,693	39,153	460,686	4,588	39,153	465,274	504,427	504,427	48,280

Independent Living Facilities
Rogers, AR	—	1,470	25,282	—	1,470	25,282	26,752		1,383	12/23/2013
Fort Smith, AR	—	590	22,447	—	590	22,447	23,037		1,223	12/23/2013
Pinole, CA	—	1,020	18,066	—	1,020	18,066	19,086		984	12/23/2013
West Covina, CA	—	940	20,280	—	940	20,280	21,220		1,090	12/23/2013
Hemet, CA	—	1,250	12,645	—	1,250	12,645	13,895		718	12/23/2013
Fresno, CA	—	420	10,899	—	420	10,899	11,319		627	12/23/2013
Merced, CA	—	350	18,712	—	350	18,712	19,062		1,024	12/23/2013

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total		Depreciation	Constructed
Roseville, CA	—	630	31,343	—	630	31,343	31,973		1,687	12/23/2013
Modesto, CA	—	1,170	22,673	—	1,170	22,673	23,843		1,218	12/23/2013
Athens, GA	—	910	31,940	—	910	31,940	32,850		1,722	12/23/2013
Columbus, GA	—	570	8,639	—	570	8,639	9,209		505	12/23/2013
Savannah, GA	—	1,200	15,851	—	1,200	15,851	17,051		880	12/23/2013
Boise, ID	—	400	12,422	—	400	12,422	12,822		690	12/23/2013
Fort Wayne, IN	—	310	12,864	—	310	12,864	13,174		736	12/23/2013
Kenner, LA	—	310	24,259	—	310	24,259	24,569		1,301	12/23/2013
St. Charles, MO	—	344	3,181	—	344	3,181	3,525		2,339	10/17/1991
Voorhees, NJ	—	670	23,710	—	670	23,710	24,380		1,270	12/23/2013
Gahanna, OH	—	920	22,919	—	920	22,919	23,839		1,258	12/23/2013
Broken Arrow, OK	—	2,660	18,476	—	2,660	18,476	21,136		1,026	12/23/2013
Newberg, OR	—	1,080	19,187	—	1,080	19,187	20,267		1,059	12/23/2013
Myrtle Beach, SC	—	1,310	26,229	—	1,310	26,229	27,539		1,408	12/23/2013
Greenville, SC	—	560	16,547	—	560	16,547	17,107		920	12/23/2013
Johnson City, TN	—	55	4,077	—	55	4,077	4,132		2,684	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576		1,184	10/17/1991
Bellevue, WA	—	780	18,692	—	780	18,692	19,472		1,012	12/23/2013
Vancouver, WA (2 facilities)	—	1,740	23,411	—	1,740	23,411	25,151		1,312	12/23/2013
Yakima, WA	—	440	14,186	—	440	14,186	14,626		780	12/23/2013
	—	22,108	480,504	—	22,108	480,504	502,612	502,612	32,040

Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	7,326	1,200	18,126	19,326		1,049	9/28/2012
Maitland, FL	—	2,318	9,161	301	2,318	9,462	11,780		5,626	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057		3,687	8/6/1996
Nampa, ID	—	243	4,182	—	243	4,182	4,425		2,153	8/13/1996
Indianapolis, IN	—	1,810	24,571	—	1,810	24,571	26,381		345	7/1/2015
Roscommon, MI	—	44	6,005	—	44	6,005	6,049		62	8/31/2015
Mt. Airy, NC	—	1,370	7,470	—	1,370	7,470	8,840		222	12/17/2014
Madison, TN	—	920	21,826	—	920	21,826	22,746		301	7/1/2015
Silverdale, WA	—	1,750	23,860	2,166	1,750	26,026	27,776		2,410	8/16/2012
	—	12,426	112,161	9,793	12,426	121,954	134,380	134,380	15,855

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2015
(in thousands)

				Costs	Gross Amount at Which
		Initial Cost to Company		Capitalized	Carried at Close of Period					Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total		Depreciation	Constructed
Entrance-Fee Communities
Fernandina Beach, FL	—	1,430	63,420	—	1,430	63,420	64,850		1,765	12/17/2014
St. Simons Island, GA	—	8,770	38,070	—	8,770	38,070	46,840		1,107	12/17/2014
Winston-Salem, NC	—	8,700	73,920	—	8,700	73,920	82,620		2,068	12/17/2014
Greenville, SC	—	5,850	90,760	—	5,850	90,760	96,610		2,505	12/17/2014
Myrtle Beach, SC	—	3,910	82,140	—	3,910	82,140	86,050		2,323	12/17/2014
Pawleys Island, SC	—	1,480	38,620	—	1,480	38,620	40,100		1,137	12/17/2014
Spartanburg, SC	—	900	49,190	—	900	49,190	50,090		1,402	12/17/2014
	—	31,040	436,120	—	31,040	436,120	467,160	467,160	12,307

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514		2,256	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341	6,972		4,433	1/1/1995
	—	796	9,690	—	796	9,690	10,486	10,486	6,689

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500		1,788	3/10/2010
Jackson, KY	—	540	10,163	7,899	540	18,062	18,602		6,545	6/12/1992
Murfreesboro, TN	—	2,444	17,585	—	2,444	17,585	20,029		1,429	10/1/2012
	—	7,164	36,068	7,899	7,164	43,967	51,131	51,131	9,762
Total continuing operations properties	124,693	137,375	1,935,123	22,280	137,375	1,957,403	2,094,778	2,094,778	258,850
Corporate office	—	157	677	86	157	763	920		209
	$124,693	$137,532	$1,935,800	$22,366	$137,532	$1,958,166		$2,095,698	$259,059

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC's transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) At December 31, 2015, the tax basis of the Company's net real estate assets was $1,742,086.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013
(in thousands)
	December 31,
	2015	2014	2013
Investment in Real Estate:
Balance at beginning of period	$1,988,849	$1,422,002	$698,536
Additions through cash expenditures	124,113	533,171	654,670
Change in property additions in accounts payable	1,076	(995)	3,086
Additions through contingent liabilities	750	3,000	1,600
Additions through assumption of debt	255	7,858	80,528
Tax deferred exchange funds applied to investment in real estate	—	23,813	—
Settlement of contingent asset acquisition liability	(3,000)	—	—
Additions through settlement of mortgage note	—	—	13,741
Sale of properties for cash	(13,563)	—	(30,159)
Reclassification to assets held for sale, net	(2,614)	—	—
Balance at end of period	$2,095,866	$1,988,849	$1,422,002

Accumulated Depreciation:
Balance at beginning of period	$212,300	$174,262	$163,146
Addition charged to costs and expenses	53,123	38,038	20,658
Sale of properties	(5,096)	—	(9,542)
Reclassification to assets held for sale	(1,268)	—	—
Balance at end of period	$259,059	$212,300	$174,262

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2015
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Grundy, VA	8.0%	2032	$31,000		$4,396	$3,019
Virginia Beach, VA	8.0%	2031	$31,000		3,814	2,715
Lexington, VA	8.0%	2032	$21,000		3,089	1,939
Brookneal, VA	8.0%	2031	$21,000		2,780	1,906
Laurel Fork, VA	8.0%	2030	$20,000		2,672	1,834
Front Royal, VA	9.6%	2027	$22,000		2,367	1,524

Assisted living facility in Owatonna, MN	7.5%	2018	$38,000		5,033	3,593

Construction Loan:
Issaquah, WA	8.0%	2020	Interest Only		55,411	55,411
Issaquah, WA	6.8%	2025	Interest Only		28,000	28,000

Assisted living facilities:
Naples, FL	12.0%	2016	Interest Only		2,500	2,500

						$102,441	$—

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013
(in thousands)
	December 31,
	2015	2014	2013
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$34,850	$34,926	$68,214
Additions:
New mortgage loans	83,411	1,131	1,369
Total Additions	83,411	1,131	1,369

Deductions:
Settlement of mortgage note by real estate acquisition	—	—	13,741
Impairment of mortgage note	—	—	4,037
Collection of principal, less recoveries of previous write-downs	15,820	1,207	16,879
Total Deductions	15,820	1,207	34,657

Balance at end of period	$102,441	$34,850	$34,926